NSAR ITEM 77O
                      January 1, 2000 to December 31, 2000
                                 VK Income Trust
                               10f-3 Transactions
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

  Underwriting #       Underwriting            Purchased From      Amount of shares  % of Underwriting   Date of Purchase
                                                                      Purchased
       1           Focal Communications     Salomon Smith Barney        660,000           0.240%            01/07/00
                                                    DLJ
                                                    MSDW
                                               TD Securities
                                            Banc of America Sec


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